Exhibit 5

ATTORNEYS AT LAW ONE INDEPENDENT DRIVE, SUITE 1300 JACKSONVILLE, FL 32202-5017 904.359.2000 TEL 904.359.8700 FAX WWW.FOLEY.COM

June 19, 2020

WidePoint Corporation 11250 Waples Mill Road, South Tower 210, Fairfax, Virginia 22030
Ladies and Gentlemen:

We have acted as securities counsel for WidePoint Corporation, a Delaware corporation (the “Company”), in connection with the preparation of a Registration Statement on Form S-3 (the “Registration Statement”), including the prospectus constituting a part thereof (the “Prospectus”), to be filed with the Securities and Exchange Commission (the “SEC”) under the Securities Act of 1933, as amended (the “Securities Act”), relating to the potential issuance and sale by the Company from time to time of up to $25.0 million aggregate amount of any of the following: (i) shares of the Company’s common stock, $0.001 par value (the “Common Stock”); (ii) shares of the Company’s preferred stock, $0.001 par value (the “Preferred Stock”); (iii) contracts (the “Securities Purchase Contracts”) that obligate holders to purchase from the Company, and the Company to sell to these holders, shares of the Common Stock or other securities at a future date; (iv) units (the “Units”) consisting of one or more shares of Common Stock, shares of Preferred Stock, Debt Securities, Warrants, Rights, Securities Purchase Contracts or any combination of the foregoing; (v) debt securities of the Company (the “Debt Securities”); (vi) subscription rights (the “Rights”) to purchase Debt Securities, Common Stock, Preferred Stock or other securities of the Company (or any combination thereof); and (vii) warrants (the “Warrants”) to purchase Common Stock, Preferred Stock, Debt Securities, Units or other securities of the Company. The Common Stock, the Preferred Stock, the Securities Purchase Contracts, the Units, the Debt Securities, the Rights and the Warrants are referred to herein collectively as the “Securities.” The Prospectus provides that it will be supplemented in the future by one or more supplements to such Prospectus and/or other offering material in connection with the Company’s specific proposed offering of any of such Securities (each, a “Prospectus Supplement”).

As securities counsel to the Company in connection with the proposed potential issuance and sale of the above referenced Securities, we have examined: (i) the Registration Statement, including the Prospectus, and the exhibits (including those incorporated by reference) constituting a part of the Registration Statement; (ii) the Company’s Amended and Restated Certificate of Incorporation and Bylaws, each as amended to date; (iii) the Form of Indenture, filed as an exhibit to the Registration Statement; (iv) certain resolutions of the Board of Directors of the Company relating to the registration of the Securities; and (v) such other proceedings, documents and records as we have deemed necessary or appropriate to enable us to render this opinion.

BOSTON BRUSSELS CHICAGO DETROIT	JACKSONVILLE LOS ANGELES MADISON MIAMI	MILWAUKEE NEW YORK ORLANDO SACRAMENTO	SAN DIEGO SAN FRANCISCO SHANGHAI SILICON VALLEY	TALLAHASSEE TAMPA TOKYO WASHINGTON, D.C.

WidePoint Corporation
June 19, 2020

In our examination of the above-referenced documents, we have assumed the genuineness of all signatures, the authenticity of all documents, certificates and instruments submitted to us as originals and the conformity with the originals of all documents submitted to us as copies. We have also assumed that (i) the Registration Statement, and any amendments thereto (including post-effective amendments), will have become effective and will comply with all applicable laws; (ii) a Prospectus Supplement, if required, will have been prepared and filed with the SEC describing the Securities offered thereby; (iii) all Securities will be issued and sold in compliance with applicable federal and state securities laws and in the manner stated in the Registration Statement and any applicable Prospectus Supplement; (iv) any indenture (including the Form of Indenture) providing for the issuance of Debt Securities, together with any supplemental indenture or officer’s certificate setting forth the terms of a series of Debt Securities to be issued under such indenture, will each be duly authorized, executed and delivered by the parties thereto in substantially the form reviewed by us; (v) a Form T-1 will be filed with the SEC with respect to the trustee executing any indenture or any supplemental indenture to such indenture; (vi) a definitive purchase, underwriting, placement, dealer or similar agreement with respect to any Securities offered will have been duly authorized and validly executed and delivered by the Company and the other parties thereto; (vii) any Securities issuable upon conversion, exchange or exercise of any Security being offered will have been duly authorized, created and, if appropriate, reserved for issuance upon such conversion, exchange or exercise; and (viii) with respect to shares of Common Stock or Preferred Stock offered, there will be sufficient shares of Common Stock or Preferred Stock authorized under the Company’s Amended and Restated Certificate of Incorporation, and not otherwise reserved for issuance.

Based upon and subject to the foregoing and the other matters set forth herein, and having regard for such legal considerations as we deem relevant, we are of the opinion that:

1.
All requisite actions necessary to make the shares of Common Stock subsequently offered by the Company under the Registration Statement validly issued, fully paid and non-assessable shall have been taken when:

a.
The Company’s Board of Directors, or a committee thereof duly authorized by the Board of Directors, has adopted appropriate resolutions to authorize the issuance and sale of the Common Stock; and

b.
Such shares of Common Stock have been issued and sold by the Company for the consideration contemplated by, and otherwise in conformity with, the Registration Statement, as supplemented by a Prospectus Supplement with respect to such issuance and sale, and the acts, proceedings and documents referred to above.

2.
All requisite actions necessary to make the shares of Preferred Stock subsequently offered by the Company under the Registration Statement validly issued, fully paid and non-assessable shall have been taken when:

WidePoint Corporation
June 19, 2020

a.
The Company’s Board of Directors, or a committee thereof duly authorized by the Board of Directors, has adopted appropriate resolutions to establish the voting powers, designations, preferences and relative, participating, optional or other special rights, if any, or the qualifications, limitations or restrictions, if any, and other terms of such shares as set forth in or contemplated by the Registration Statement, the exhibits thereto and any Prospectus Supplement relating to such Preferred Stock, and to authorize the issuance and sale of such shares of Preferred Stock;

b.
A Certificate of Amendment to the Company’s Amended and Restated Certificate of Incorporation with respect to any such established voting powers, designations, preferences and relative, participating, optional or other special rights, if any, or the qualifications, limitations or restrictions, if any, and other terms of such shares have been filed with the Delaware Secretary of State in the form and manner required by law; and

c.
Such shares of Preferred Stock have been issued and sold by the Company for the consideration contemplated by, and otherwise in conformity with, the Registration Statement, as supplemented by a Prospectus Supplement with respect to such issuance and sale, and the acts, proceedings and documents referred to above.

3.
All requisite actions necessary to make the Securities Purchase Contracts and Units subsequently offered by the Company under the Registration Statement valid, legal and binding obligations of the Company, subject to (i) bankruptcy, insolvency, reorganization, fraudulent transfer, fraudulent conveyance, moratorium and other similar laws of general application affecting the rights and remedies of creditors and (ii) general principles of equity, regardless of whether applied in a proceeding in equity or at law, shall have been taken when:

a.
The Company’s Board of Directors, or a committee thereof or one or more officers of the Company, in each case duly authorized by the Board of Directors, has taken action to approve and establish the terms and form of such Securities Purchase Contracts and the documents, including any agreements, evidencing and used in connection with the issuance and sale of such Units, and to authorize the issuance and sale of such Securities Purchase Contracts and Units;

b.
The terms of such Securities Purchase Contracts and Units and of their issuance and sale have been established so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company and so as to comply with any requirements or restrictions imposed by any court or governmental entity having jurisdiction over the Company;

c.
Such Securities Purchase Contracts and Units have been duly executed and delivered in accordance with their respective terms and provisions, as applicable; and

d.
Such Securities Purchase Contracts and Units have been sold by the Company for the consideration contemplated by, and otherwise in conformity with, the Registration Statement, as supplemented by a Prospectus Supplement with respect to such issuance and sale, and the acts, proceedings and documents referred to above.

WidePoint Corporation
June 19, 2020

4.
All requisite actions necessary to make the Debt Securities subsequently offered by the Company under the Registration Statement valid, legal and binding obligations of the Company, subject to (i) bankruptcy, insolvency, reorganization, fraudulent transfer, fraudulent conveyance, moratorium and other similar laws of general application affecting the rights and remedies of creditors and (ii) general principles of equity, regardless of whether applied in a proceeding in equity or at law, shall have been taken when:

a.
The Company’s Board of Directors, or a committee thereof or one or more officers of the Company, in each case duly authorized by the Board of Directors, has taken action to establish the terms of such Debt Securities and to authorize the issuance and sale of such Debt Securities;

b.
The terms of such Debt Securities and of their issuance and sale by the Company have been established in conformity with the underlying indenture so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company and so as to comply with any requirements or restrictions imposed by any court or governmental entity having jurisdiction over the Company;

c.
Such Debt Securities have been duly executed, authenticated and delivered in accordance with the terms and provisions of the underlying indenture; and

d.
Such Debt Securities have been issued and sold by the Company for the consideration contemplated by, and otherwise in conformity with, the Registration Statement, as supplemented by a Prospectus Supplement with respect to such issuance and sale, and the acts, proceedings and documents referred to above.

5.
All requisite actions necessary to make the Rights subsequently offered by the Company under the Registration Statement valid, legal and binding obligations of the Company, subject to (i) bankruptcy, insolvency, reorganization, fraudulent transfer, fraudulent conveyance, moratorium and other similar laws of general application affecting the rights and remedies of creditors and (ii) general principles of equity, regardless of whether applied in a proceeding in equity or at law, shall have been taken when:

a.
The Company’s Board of Directors, or a committee thereof or one or more officers of the Company, in each case duly authorized by the Board of Directors, has taken action to establish the terms of such Rights and to authorize the issuance and sale of such Rights;

WidePoint Corporation
June 19, 2020

b.
The terms of such Rights and of their issuance and sale have been established so as not to violate any applicable law or result in a default or breach of any agreement or instrument binding upon the Company and so as to comply with any requirements or restrictions imposed by any court or governmental entity having jurisdiction over the Company; and

c.
Such Rights have been issued and sold by the Company for the consideration contemplated by, and otherwise in conformity with, the Registration Statement, as supplemented by a Prospectus Supplement with respect to such issuance and sale, and the acts, proceedings and documents referred to above.

6.
All requisite actions necessary to make the Warrants subsequently offered by the Company under the Registration Statement will be valid, legal and binding obligations of the Company, subject to (i) bankruptcy, insolvency, reorganization, fraudulent transfer, fraudulent conveyance, moratorium and other similar laws of general application affecting the rights and remedies of creditors and (ii) general principles of equity, regardless of whether applied in a proceeding in equity or at law, shall have been taken when:

a.
The Company’s Board of Directors, or a committee thereof or one or more officers of the Company, in each case duly authorized by the Board of Directors, has taken action to approve and establish the terms and form of the Warrants and the documents, including any warrant agreements, evidencing and used in connection with the issuance and sale of the Warrants, and to authorize the issuance and sale of such Warrants;

b.
The terms of such Warrants and of their issuance and sale by the Company have been established so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company and so as to comply with any requirements or restrictions imposed by any court or governmental entity having jurisdiction over the Company;

c.
Any such warrant agreements have been duly executed and delivered;

d.
Such Warrants have been duly executed and delivered in accordance with the terms and provisions of any applicable warrant agreement; and

e.
Such Warrants have been issued and sold by the Company for the consideration contemplated by, and otherwise in conformity with, the Registration Statement, as supplemented by a Prospectus Supplement with respect to such issuance and sale, and the acts, proceedings and documents referred to above.

WidePoint Corporation
June 19, 2020

We render no opinion as to the effect of the laws of any state or jurisdiction other than the laws of the State of New York, the corporate law of the State of Delaware and the federal laws of the United States. We assume no obligation to supplement this opinion letter if any applicable law changes after the date hereof or if we become aware of any fact that might change the opinions expressed herein after the date hereof.

We hereby consent to the filing of this letter as an exhibit to the Registration Statement and to the reference to our firm under the caption "Legal Matters" in the prospectus that is a part of the Registration Statement. In giving this consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of the rules and regulations of the Commission.

Very truly yours,

/s/ Foley & Lardner LLP